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                                                                    Exhibit 23.4


                      [Letterhead of Debevoise & Plimpton]




November 9, 2001




Fisher & Paykel Industries Limited
15 Maurice Paykel Place
East Tamaki
Auckland, New Zealand

                       FISHER & PAYKEL INDUSTRIES LIMITED
                       REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We hereby consent to the incorporation by reference of our opinion, dated September 13, 2001, filed as Exhibit 8.1 to the Registration Statement of Fisher & Paykel Industries Limited on Form F-1 (File No. 333-69322), in the Registration Statement of Fisher & Paykel Industries Limited on Form S-8, and to the reference to our firm in the Registration Statement on Form F-1 under the heading "Taxation -- United States Federal Income Tax Considerations." In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ Debevoise & Plimpton